As filed with the Securities and Exchange Commission on September 2, 2014

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STOCK BUILDING SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4687975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8020 Arco Corporate Drive, Suite 400

Raleigh, North Carolina 27617

Phone: (919) 431-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Lowell Ball

Senior Vice President and General Counsel

8020 Arco Corporate Drive, Suite 400

Raleigh, North Carolina 27617

Phone: (919) 431-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Carol Anne Huff

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	9,931,617	$16.52(2)	$164,020,654.76(2)	$21,125.86(2)

(1)	In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on The NASDAQ Stock Market on August 25, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated September 2, 2014

9,931,617 Shares

STOCK BUILDING SUPPLY HOLDINGS, INC.

Common Stock

This prospectus relates to the possible resale, from time to time, of up to an aggregate of 9,931,617 shares of our common stock by certain selling stockholders. We will not receive any proceeds from the sale of shares of common stock offered hereunder by the selling stockholders. We will bear a portion of the expenses of the offering of common stock, except that selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes with respect to their respective shares of common stock.

Our registration of the shares of common stock covered by this prospectus does not mean that any selling stockholders will offer or sell any of the shares. Certain selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how selling stockholders may sell their shares in the section titled “Plan of Distribution” beginning on page 6.

Our common stock is listed on The NASDAQ Stock Market (“NASDAQ”) under the symbol “STCK.” On August 29, 2014, the last reported sale price of our common stock on NASDAQ was $17.00 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this “shelf” registration process, we may sell the common stock described in this prospectus in one or more offerings from time to time. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplements and any related free writing prospectus we prepare or authorize. Neither we, any selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Company,” “we,” “us” and “our” as used in this prospectus refer to Stock Building Supply Holdings, Inc. and its subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

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OUR COMPANY

We are a large, diversified lumber and building materials distributor and solutions provider that sells to new construction and repair and remodeling contractors. We carry a broad line of products and have operations throughout the United States. Our primary products are lumber & lumber sheet goods, millwork, doors, flooring, windows, structural components such as engineered wood products, trusses and wall panels and other exterior products. Additionally, we provide solution-based services to our customers, including design, product specification and installation management services. We serve a broad customer base, including large-scale production homebuilders, custom homebuilders and repair and remodeling contractors. We offer a broad range of products sourced through a strategic network of suppliers, which together with our various solution-based services, represent approximately 50% of the construction cost of a typical new home. By enabling our customers to source a significant portion of their materials and services from one supplier, we have positioned ourselves as the supply partner of choice for many of our customers.

We have operations in 14 states, which states accounted for approximately 58% of 2013 U.S. single-family housing permits according to the U.S. Census Bureau. In these 14 states, we operate in 21 metropolitan areas that we believe have an attractive potential for economic growth based on population trends and above-average employment growth.

In May 2009, Gores Building Holdings, LLC (“Gores Holdings”), an affiliate of The Gores Group, LLC, acquired 51% of the voting interests of our subsidiary, Stock Building Supply Holdings, LLC, through a newly formed subsidiary, Saturn Acquisition Holdings, LLC, from an affiliate of Wolseley plc (“Wolseley”). In November 2011, Gores Holdings purchased the remaining minority interest in us from Wolseley. On May 2, 2013, we entered into a Plan of Conversion with Gores Holdings, pursuant to which Saturn Acquisition Holdings, LLC converted to a corporation and changed its name to Stock Building Supply Holdings, Inc. On August 14, 2013, we completed our initial public offering (“IPO”) and the Company’s common stock is now listed on NASDAQ under the ticker symbol “STCK.” Stock Building Supply Holdings, Inc. is a holding company that derives all of its operating income from its subsidiaries.

Our principal executive offices are located at 8020 Arco Corporate Drive, Suite 400, Raleigh, North Carolina 27617. Our telephone number at that location is (919) 431-1000. Our website address is www.stocksupply.com. The reference to our website is a textual reference only. Except for the documents incorporated by reference as noted under “Incorporation by Reference of Certain Documents,” we do not incorporate the information on or accessible through our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, liquidity and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	inflation or deflation of prices of our products;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort and other claims and legal proceedings;

•	our ability to maintain profitability;

•	failure of residential renovation and improvement activities to return to historic levels;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact of long-term non-cancelable leases at our facilities;

•	our concentration of business in the Texas, North Carolina, California, Utah and Georgia markets;

•	our ability to manage inventory and working capital effectively;

•	the credit risk from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations or trends;

•	the impact of federal, state, local and other laws and regulations;

•	the potential loss of significant customers;

•	our ability to obtain additional financing on acceptable terms;

•	the various financial covenants in our Credit Agreement;

•	disruptions in our IT systems;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation; and

•	cybersecurity risks.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated herein by reference. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein in the context of these risks and uncertainties.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise publicly any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by selling stockholders under this prospectus.

SELLING STOCKHOLDERS

Information about selling stockholders, including their identities, the amount of common stock owned by each selling stockholder prior to an offering, the amount of common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of an offering, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

All of the common stock to be offered by selling stockholders under the registration statement of which this prospectus is a part is issued and outstanding as of the date of the filing of the registration statement of which this prospectus is a part. Selling stockholders will not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement. However, selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation filed immediately prior to closing of the Company’s IPO on August 14, 2013, each share of Class A Voting Common Stock and Class B Non-Voting Common Stock of the Company was reclassified as and converted into an equal number of shares of a single class of common stock (the “Reclassification”). The selling stockholders all acquired their shares registered hereunder from the Company in the Reclassification.

PLAN OF DISTRIBUTION

We are registering 9,931,617 shares of our common stock for possible sale by selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in any prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus and donees, pledgees, transferees or other successors-in-interest selling shares received from such selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of the applicable prospectus supplement, post-effective amendment or Exchange Act report.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time in one or more or any combination of the following transactions:

•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on NASDAQ or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers, agents or selling stockholders participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and/or the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

We will bear a portion of the expenses of the offering of common stock, except that selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes with respect to their shares of common stock.

Neither we nor any selling stockholder has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares. Upon entering into, or upon notification by selling stockholders that they have entered into, any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

We and any selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered pursuant to this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us, any selling stockholders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.stocksupply.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the documents incorporated by reference as noted under “Incorporation by Reference of Certain Documents,” our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings (other than pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement and filings made on or after the date hereof:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 4, 2014;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 filed with the SEC on April 29, 2014 and July 29, 2014, respectively;

•	our current reports on Form 8-K filed with the SEC on February 13, 2014, February 19, 2014, March 26, 2014, March 31, 2014, April 7, 2014, May 22, 2014 and July 1, 2014; and

•	the description of the common stock, $0.01 par value per share, of Stock Building Supply Holdings, Inc., included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, originally filed with the SEC on June 14, 2013 (Registration No. 333-189368), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A filed with the SEC on August 8, 2013 (File No. 001-36050).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our SEC File Number is 001-36050.

Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.stocksupply.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Except for the documents incorporated by reference as noted above, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock. You may also obtain a copy of these filings at no cost by telephone at 1-919-431-1133, by email at investors@stocksupply.com or by mail at Stock Building Supply Holdings, Inc., 8020 Arco Corporate Drive, Suite 400, Raleigh, North Carolina 27617, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all estimated expenses to be paid solely by us in connection with the sale of the securities being registered hereunder.

SEC registration fee		$21,125.86
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and the amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its amended and restated certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition; provided, that if and to the extent required by the DGCL, such an advance shall be made only upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified under such section or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

In addition, a proposed form of purchase agreement or underwriting agreement filed as an exhibit in connection with an underwritten offering of the shares offered hereunder may provide for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings

(a)     The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, State of North Carolina, on September 2, 2014.

STOCK BUILDING SUPPLY HOLDINGS, INC.

By:	/S/ JEFFREY G. REA
Name:	Jeffrey G. Rea
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey G. Rea, Bryan J. Yeazel and C. Lowell Ball and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 2, 2014.

Signature	Title

/S/ JEFFREY G. REA	President and Chief Executive Officer and Director (principal executive officer)
Jeffrey G. Rea

/S/ JAMES F. MAJOR, JR.	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)
James F. Major, Jr.

/S/ STEVEN G. EISNER	Director
Steven G. Eisner

/S/ ANDREW FREEDMAN	Director and Chairman of the Board
Andrew Freedman

/S/ BARRY J. GOLDSTEIN	Director
Barry J. Goldstein

/S/ DAVID L. KELTNER	Director
David L. Keltner

/S/ ROBERT E. MELLOR	Director
Robert E. Mellor

Signature	Title

/S/ JOSEPH P. PAGE	Director
Joseph P. Page

/S/ STEVEN C. YAGER	Director
Steven C. Yager

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

2.1	Plan of Conversion of Saturn Acquisition Holdings, LLC (incorporated by reference to Exhibit 2.2 to the registrant’s registration statement on Form S-1, as amended, filed with the SEC on June 14, 2013 in SEC File No. 333-189368)

3.1	Amended and Restated Certificate of Incorporation of Stock Building Supply Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the SEC on August 15, 2013 in SEC File No. 001-36050)

3.2	Amended and Restated Bylaws of Stock Building Supply Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the SEC on August 15, 2013 in SEC File No. 001-36050)

4.1	Form of stock certificate (incorporated by reference to Exhibit 4.1 to the registrant’s amendment no. 2 to registration statement on Form S-1 filed with the SEC on July 29, 2013 in SEC File No. 333-189368)

5.1	Opinion of Kirkland & Ellis LLP

10.1	Registration rights provisions applicable to certain stockholders of Stock Building Supply Holdings, Inc. (incorporated by reference from Exhibit D of Exhibit 2.1 hereof)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages of this registration statement)

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a current report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.